EXHIBIT 4.9

 SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE, dated as of  July 9, 2008 (this “Supplemental Indenture”), among AAC Group Holdings Corp., a Delaware corporation (the “Company”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have previously become parties to an Indenture, dated as of November 16, 2004 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the Company’s 10.25% Senior Discount Notes due 2012 (the “Notes”);

WHEREAS, the Company proposes to amend the Indenture and the Notes as contemplated by this Supplemental Indenture (such amendments, collectively, the “Proposed Amendments”);

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee may amend or supplement the Indenture and the Notes to amend certain provisions as contemplated by Section 1.03 of this Supplemental Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee may amend or supplement the Indenture and the Notes to alter the provisions with respect to the redemption of the Notes as contemplated by Section 1.02 of this Supplemental Indenture (the “Redemption Amendments”) with the consent of each Holder affected by the Redemption Amendments;

WHEREAS, pursuant to the Consent Solicitation Statement, dated June 9, 2008 (as amended, supplemented or otherwise modified from time to time, the “Consent Solicitation Statement”), the Company has received prior to the Expiration Date (as defined in the Consent Solicitation Statement) and delivered to the Trustee the consent of the Holders of at least a majority in aggregate principal amount of the Notes to the Proposed Amendments (including, with respect to such consenting Holders, the Redemption Amendments);

WHEREAS, all other acts and proceedings required by law, by the Indenture, and by the organizational documents of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to effect the Proposed Amendments, the Company agrees with the Trustee as follows:

AMENDMENT OF THE INDENTURE

Section 1.01 Amendment to Indenture and Notes. The Indenture and the Notes will be amended as provided for in this Supplemental Indenture. This Supplemental Indenture will become effective when it is executed and delivered by the Company and the Trustee. Notwithstanding the above, the Proposed Amendments will not become effective until the consummation of the Transaction (as defined below) (the “Operative Time”); provided, however that the Operative Time will not occur, and the Proposed Amendments will not become operative, unless the Transaction is consummated on or prior to the later of July 8, 2009, or the date the Stock Purchase Agreement between American Achievement Group Holding Corp. and Herff Jones, dated May 15, 2008, is terminated.

Section 1.02 Redemption Amendments.

(a) Solely with respect to the Notes for which valid consents to the Proposed Amendments have been received (and which have not been validly revoked) prior to the Expiration Date (as defined in the Consent Solicitation Statement) (the “Consenting Notes”), Section 1.01 of the Indenture is hereby amended by adding the following new defined terms to read as follows:

“Registrable Securities” shall mean Securities other than those that (i) have been registered under a registration statement under the Securities Act and disposed of in accordance therewith, (ii) are eligible to be sold pursuant to Rule 144 under the Securities Act or any successor rule or regulation thereto that may be adopted by the SEC without volume restrictions and which are held as unrestricted Definitive Notes or through any Unrestricted Global Notes for which the Private Placement Legend has been removed and on unrestricted CUSIP number has been assigned, (iii) have been distributed to the public pursuant to Rule 144 under the Securities Act or any successor rule or regulation thereto that may be adopted by SEC and which are held as unrestricted Definitive Notes or through any Unrestricted Global Notes for which the Private Placement Legend has been removed and on unrestricted CUSIP number has been assigned or (iv) are held by an Affiliate of the Company.

“Transaction” means the acquisition of all of the outstanding capital stock of the Company by Herff Jones Inc. or an affiliate of Herff Jones Inc., by stock sale, merger, asset sale or otherwise.

(b) Solely with respect to the Consenting Notes, Section 3.08 of the Indenture is hereby amended as follows:

Section 3.08 Mandatory Redemption.

(a) The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(b) Notwithstanding Section 3.08(a), upon the consummation of the Transaction, the Company will be required to redeem on such date all outstanding Consenting Notes and each Holder will be required to sell to the Company all outstanding Consenting Notes then owned by such Holder, at a redemption price in cash equal to 102.8125% of the aggregate principal amount at maturity of the Consenting Notes redeemed, plus accrued and unpaid interest, if any, thereon, to but not including the date of the consummation of the Transaction.

The requirement of the Company to redeem the Consenting Notes pursuant to Section 3.08(b) shall not be subject to any notice of redemption by the Company, and the only conditions to the redemption of the Consenting Notes upon the consummation of the Transaction will be the following:

(1) The Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Consenting Notes, cash in U.S. dollars, in such an amount equal to the amount to so redeem the Consenting Notes at the redemption price set forth above.

(2) The Company shall have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money towards the payment for the redemption of the Consenting Notes.

Subject to satisfaction by the Company of the conditions set forth in clauses (1) and (2) above, the Indenture will be discharged and will cease to be of further effect as to the Consenting Notes as of the Operative Time.

Section 1.03 Amendments to Articles 3, 4, 5 and 6.  Pursuant to Section 9.02 of the Indenture, the amendments set forth in paragraphs (a) through (u) of this Section 1.03 shall become operative as of the Operative Time:

(a) Amendment of Section 3.09 (Offer to Purchase by Application of Excess Proceeds).  Section 3.09 of the Indenture is hereby amended and restated as follows:

Section 3.09 [INTENTIONALLY OMITTED].

(b) Amendment of Section 4.03 (Reports).  Section 4.03 of the Indenture is hereby amended and restated as follows:

Section 4.03  Reports.

The Company shall comply with Section 314(a) of the TIA.

(c) Amendment of Section 4.04 (Compliance Certificate).  Section 4.04 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.04  Compliance Certificate.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate in accordance with Section 314(a)(4) of the TIA.

(d) Amendment of Section 4.05 (Taxes).  Section 4.05 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.05  [INTENTIONALLY OMITTED].

(e) Amendment of Section 4.06 (Stay, Extension and Usury Law).  Section 4.06 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.06  [INTENTIONALLY OMITTED].

(f) Amendment of Section 4.07 (Restricted Payments).  Section 4.07 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.07  [INTENTIONALLY OMITTED].

(g) Amendment of Section 4.08 (Dividend and Other Payment Restrictions Affecting Subsidiaries).  Section 4.08 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.08  [INTENTIONALLY OMITTED].

(h) Amendment of Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock)).  Section 4.09 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.09  [INTENTIONALLY OMITTED].

(i) Amendment of Section 4.10 (Asset Sates).  Section 4.10 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.10  [INTENTIONALLY OMITTED].

(j) Amendment of Section 4.11 (Transaction with Affiliates).  Section 4.11 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.11  [INTENTIONALLY OMITTED].

(k) Amendment of Section 4.12 (Liens).  Section 4.12 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.12  [INTENTIONALLY OMITTED].

(l) Amendment of Section 4.13 (Business Activities).  Section 4.13 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.13  [INTENTIONALLY OMITTED].

(m) Amendment of Section 4.14 (Corporate Existence).  Section 4.14 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.14  [INTENTIONALLY OMITTED].

(n) Amendment of Section 4.15 (Offer to Repurchase Upon Change of Control).  Section 4.15 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.15  [INTENTIONALLY OMITTED].

(o) Amendment of Section 4.16 (Limitation on Guarantees of Indebtedness by Restricted Subsidiaries). Section 4.16 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.16  [INTENTIONALLY OMITTED].

(p) Amendment of Section 4.17 (Limitation on Sale and Leaseback Transactions).  Section 4.17 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.17  [INTENTIONALLY OMITTED].

(q) Amendment of Section 4.18 (Payments for Consent).  Section 4.18 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.18  [INTENTIONALLY OMITTED].

(r) Amendment of Section 4.19 (Designation of Restricted and Unrestricted Subsidiaries).  Section 4.19 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 4.19  [INTENTIONALLY OMITTED].

(s) Section 4.21. The Indenture is hereby amended to insert the following:

Section 4.21 (Registration Rights).  To the extent permitted by applicable law, if there are any Registrable Securities outstanding on the one-year anniversary of the Expiration Date, the Company shall use commercially reasonable efforts to prepare, file with the SEC and cause to become effective under the Securities Act, a registration statement of the Company on an appropriate form with respect to the proposed offer of the Company to issue and deliver to the Holders of Consenting Notes that are Registrable Securities that are not prohibited by any law or policy of the SEC from participating in such offer, in exchange for the Consenting Notes that are Registrable Securities, a like aggregate principal amount of debt securities of the Company identical in all material respects to the Registrable Securities (except that the new debt securities will not bear a Private Placement Legend or be subject to the transfer restrictions contained therein).  When such registration statement is declared effective by the SEC, the Company will offer such exchange Securities in return for the Registrable Securities.  Such exchange offer will remain open for 20 Business Days after the date the Company mails notice of such exchange offer to the Holders of such Registrable Securities.  Notwithstanding anything herein to the contrary, if there are any Registrable Securities outstanding on the one-year anniversary of the Expiration Date, then the Company shall pay each Holder of Registrable Securities liquidated damages (which shall be the sole remedy for a violation of this Section 4.21) in an amount equal to 0.25% per annum of the principal amount of such Registrable Securities, with respect to the first 90 days after such date (which rate shall be increased by 0.25% per annum for each subsequent 90-day period that such liquidated damages continue to accrue); provided, that at no time shall the amount of liquidated damages accruing exceed in the aggregate 1.0% per annum.  With respect to any Registrable Securities, the "liquidated damages" referred to in this Section 4.21 shall cease to accrue after the earlier of the date upon such Securities no longer constitute Registrable Securities.  Liquidated damages, if applicable, will be paid on each Interest Payment Date to the relevant holders and will be treated as interest under the Indenture.

(t) Amendment of Section 5.01 (Merger, Consolidation, or Sale of Assets).  Clauses (3) and (4) of Section 5.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 5.01                                Merger, Consolidation, or Sale of Assets

(3)  [INTENTIONALLY OMITTED].

(4)  [INTENTIONALLY OMITTED].

(u) Amendment of Section 6.01 (Events of Default).  Clauses (5) and (6) of Section 6.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 6.01                                Events of Default

(5)  [INTENTIONALLY OMITTED].

(6)  [INTENTIONALLY OMITTED].

Section 1.04 Amendment of Section 2.06(g).

(a) Amendment of clause (A) of Section 2.06(g)(1).  Section 2.06(g)(1)(A) of the Indenture is hereby amended and restated as follows:

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A)           TO THE COMPANY,

(B)           PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)           TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D)           IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E)           TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(F)           PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT,

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (C) ABOVE OR (D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (E) OR (F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY RE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

(b) Amendment of clause (B) of Section 2.06(g)(1).  Section 2.06(g)(1)(B) of the Indenture is hereby amended and restated as follows:

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.  The Private Placement Legend on any Definitive Note or on any Global Note shall be removed at the request of the Company (such request to be made by means of delivery to the Registrar of an Officers’ Certificate containing such request) on or after the date on which a Definitive Note (or a beneficial interest in a Global Note) issued to a person that is not and has not been an “affiliate” (as defined in Rule 144) of the Company during the preceding three months  could be resold pursuant to paragraph (b)(1) of Rule 144.  The Company and the Registrar and the other parties to this Indenture shall be authorized to take such steps as may be required to effect such removal, which may include exchanging such Definitive Note (or such beneficial interests) for a new Definitive Note (or an equivalent interest in another Global Note) not bearing a Private Placement Legend; provided, that such steps shall not adversely affect the rights of any Holder of such Definitive Notes (or beneficial interests in such Global Notes) in any material respect.

THE NOTES

Section 1.05                                Amendments to the Notes.  Pursuant to Section 9.02 of the Indenture, the amendments set forth in this Section 1.05 shall become operative as of the Operative Time:

(a) Section 7 of the Notes is hereby amended and restated in its entirety to read as follows:

(7) [INTENTIONALLY OMITTED].

(b)  Section 12(v) of the Notes is hereby amended and restated in its entirety to read as follows:

12(v)  [INTENTIONALLY OMITTED].

(c)  Section 12(vi) of the Notes is hereby amended and restated in its entirety to read as follows:

12(vi)  [INTENTIONALLY OMITTED].

Upon receipt of an Authentication Order in accordance with Section 2.02 of the Indenture, the Trustee will authenticate (a) one or more Restricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Unrestricted Global Notes delivered by the Consenting Holders and (b) one or more Restricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Unrestricted Definitive Notes delivered by the Consenting Holders.  Concurrently with the issuance of any Restricted Global Note or Restricted Definitive Note pursuant to this Section 2.01, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Notes to be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Consenting Holders of Definitive Notes Restricted Definitive Notes in the appropriate principal amount.

THE TRUSTEE

Section 1.06                                Privileges and Immunities of Trustee.  The Trustee accepts the amendment of the Indenture and the Notes affected by this Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended.  The Trustee shall not be responsible for the adequacy or sufficiency of this Supplemental Indenture, for the due execution thereof by the Company or for the recitals contained herein, which are the Company’s responsibility.

MISCELLANEOUS PROVISIONS

Section 1.07                                Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 1.08                                Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATIONS OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 1.09                                Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 1.10                                Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 1.11                                Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 1.12                                Headings.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 1.13                                Successors. All agreements of the Company and the Trustee in this Supplemental Indenture will bind its successors.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed all as of the date and year first written above.

AAC GROUP HOLDING CORP.

By:	/s/ DONALD J. PERCENTI
Name: Donald J. Percenti
Title: President and CEO

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ RICHARD PROKOSCH
Name: Richard Prokosch
Title: Vice President